Exhibit 99.1

HANMI FINANCIAL CORPORATION REPORTS RECORD
NET INCOME OF $15.0 MILLION FOR SECOND QUARTER OF 2005;
EARNINGS PER SHARE INCREASE 67 PERCENT TO $0.30

     LOS ANGELES – July 21, 2005 – Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, reported that for the three months ended June 30, 2005, it earned record net income of $15.0 million, an increase of 99.3 percent over net income of $7.5 million in the comparable period a year ago. Earnings per share were $0.30 (diluted), an increase of 66.7 percent compared to $0.18 (diluted) for the same period in 2004. Earnings per share for 2004 have been restated to reflect a 100 percent stock dividend in January 2005.

     For the six months ended June 30, 2005, net income was $28.4 million, an increase of 103.6 percent over net income of $13.9 million in the comparable period a year ago. Earnings per share were $0.56 (diluted), an increase of 43.6 percent compared to $0.39 (diluted) for the same period in 2004.

     “We continue to be very pleased with our financial performance,” said Sung Won Sohn, Ph.D., Hanmi’s President and Chief Executive Officer. “The quarter ended June 30, 2005 was the best in Hanmi’s 23-year history, with record assets of $3.25 billion and record net income that was double that of the prior year period. Other metrics, notably second-quarter net interest margin of 4.89 percent and an efficiency ratio of 40.30 percent, point to the success of our program to focus on credit quality while seeking further operating efficiencies.”

     “Although sequential growth in deposits was modest because we entered the quarter with a high level of liquidity, the loan portfolio grew by $174 million, or almost 8 percent, over the first quarter,” continued Dr. Sohn. “Especially gratifying is the progress we are making in shifting the mix of the loan portfolio from commercial real estate loans to straightforward commercial and industrial loans.”

     “The increase in loan originations was particularly strong in the second quarter and came despite a marketplace that continues to be characterized by aggressive pricing of both fixed-rate term loans and deposits. That said, our outlook for the current quarter is cautiously optimistic. Because the environment has become extremely competitive, our challenge — as was the case in the quarter just ended — is to continue attracting deposits and expanding the loan portfolio while maintaining a superior net interest margin and an excellent credit quality.”

SECOND QUARTER HIGHLIGHTS

•	Pre-tax income for the second quarter of 2005 increased 100.7 percent to $24.8 million, compared to $12.4 million for the same quarter in 2004.

•	Net interest income before provision for credit losses for the second quarter of 2005 increased 42.0 percent to $34.0 million from $24.0 million for the same quarter in 2004.

•	Return on average assets for the second quarter of 2005 was 1.90 percent, compared to 1.74 percent for the first quarter of 2005 and 1.14 percent for the same quarter in 2004.

•	Return on average shareholders’ equity for the second quarter of 2005 was 14.48 percent, compared to 13.32 percent for the first quarter of 2005 and 10.02 percent for the same quarter in 2004.

•	Return on average tangible shareholders’ equity for the second quarter of 2005 was 30.61 percent, compared to 29.19 percent for the first quarter of 2005 and 19.83 percent for the same quarter in 2004.

•	Net interest margin for the second quarter of 2005 increased to 4.89 percent from 4.70 percent for the first quarter of 2005 and 4.04 percent for the same quarter in 2004.

•	Total assets increased to $3.25 billion at June 30, 2005 from $3.10 billion at December 31, 2004 and $3.10 billion at June 30, 2004.

•	The loan portfolio increased by $174.0 million, or 7.8 percent, during the second quarter of 2005 to $2.40 billion from $2.23 billion at March 31, 2005. The loan portfolio totaled $2.23 billion at December 31, 2004 and $2.20 billion at June 30, 2004.

•	Deposits grew by $15.1 million, or 0.6 percent, during the second quarter of 2005 to $2.56 billion from $2.54 billion at March 31, 2005. Deposits totaled $2.53 billion at December 31, 2004 and $2.35 billion at June 30, 2004. Federal funds sold decreased from $77.0 million at March 31, 2005 to $7.0 million at June 30, 2005, while other borrowings increased from $67.1 million at March 31, 2005 to $147.6 million at June 30, 2005.

•	The efficiency ratio for the second quarter of 2005 improved to 40.30 percent compared to 44.38 percent for the first quarter of 2005 and 57.33 percent for the same quarter in 2004.

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES

     Net interest income before provision for credit losses was $34.0 million for the second quarter of 2005, an increase of $2.3 million, or 7.4 percent, compared to $31.7 million in the first quarter of 2005, and an increase of $10.0 million, or 42.0 percent, compared to $24.0 million for the same quarter in 2004.

     The sequential increase in net interest income was primarily due to an increase in the net interest margin, which was 4.89 percent for the second quarter of 2005, compared to 4.70 percent for the first quarter of 2005 and 4.04 percent for the same quarter in 2004. Of the $2.3 million increase in net interest income for the second quarter of 2005, an increase in interest rates caused net interest income to increase $1.5 million compared with the first quarter of 2005.

     The year-over-year increase in net interest income was primarily due to an increase in average interest-earning assets, which increased by $408.0 million, or 17.1 percent, over the same quarter in 2004 and provided an additional $16.0 million of interest income compared with the same quarter in 2004. The majority of this growth was funded by a $422.4 million, or 19.9 percent, increase in average deposits.

PROVISION FOR CREDIT LOSSES

     The provision for credit losses represents the charge against current earnings that is determined by management, through a disciplined credit review process, to be the amount needed to maintain an allowance that is sufficient to absorb probable loan losses inherent in the Company’s loan portfolio. The provision for credit losses was $450,000 in the second quarter of 2005, compared with $136,000 in the first quarter of 2005 and $850,000 in the same quarter of 2004. In the second quarter of 2005, net charge-offs were $1.0 million, compared to $81,000 net charge-offs in the first quarter of 2005 and $211,000 net recoveries in the same quarter of 2004 . As of June 30, 2005, non-performing loans as a percentage of the total loan portfolio and as a percentage of the allowance for loan losses were 0.25 percent and 27.7 percent, respectively, compared to 0.31 percent and 30.5 percent, respectively, at March 31, 2005 and 0.38 percent and 35.5 percent, respectively, at June 30, 2004.

NON-INTEREST INCOME

     Non-interest income decreased by $61,000, or 0.8 percent, to $7.4 million in the second quarter of 2005, compared with $7.5 million in the first quarter of 2005. Non-interest income increased by $440,000, or 6.3 percent, to $7.4 million in the second quarter of 2005, compared with $7.0 million for the same quarter in 2004. Gain on sales of loans decreased $252,000, or 81.8 percent, to $56,000 compared to $308,000 for the first quarter of 2005 and $833,000 for the same quarter in 2004 as the Bank retained a larger portion of Small Business Administration (“SBA”) loan production in portfolio.

NON-INTEREST EXPENSES

     Non-interest expenses decreased by $1.2 million, or 6.9 percent, to $16.2 million in the second quarter of 2005, compared with $17.4 million for the first quarter of 2005. Salaries and employee benefits decreased 6.8 percent to $8.5 million, compared with $9.2 million for the first quarter of 2005, and the decrease in the fair value of embedded options was $2,000 in the second quarter of 2005, compared with a decrease of $573,000 for the first quarter of 2005. Non-interest expenses decreased by $1.6 million, or 8.7 percent, to $16.2 million in the second quarter of 2005, compared with $17.8 million for the same quarter in 2004. Merger-related expenses for the acquisition of Pacific Union Bank were $1.7 million in the second quarter of 2004. Salaries and employee benefits increased 7.8 percent to $8.5 million in the second quarter of 2005, compared with $7.9 million for the same quarter in 2004, and advertising and promotional expense decreased 35.9 percent to $563,000, compared with $878,000 for the same quarter in 2004, mainly due to one-time expenditures in the second quarter of 2004.

     The efficiency ratio (non-interest expenses, excluding the reversal of restructuring reserves totaling $509,000 for the three and six months ended June 30, 2005, divided by the sum of net interest income before provision for credit losses and non-interest income) for the second quarter of 2005 improved to 40.30 percent, compared to 44.38 percent in the first quarter of 2005 and 57.33 percent for the same quarter in 2004.

INCOME TAXES

     The provision for income taxes was $9.8 million at a 39.4 percent effective tax rate for the second quarter of 2005, compared to $8.3 million at a 38.5 percent effective tax rate for the first quarter of 2005 and $4.8 million at a 39.0 percent effective tax rate for the same quarter in 2004.

FINANCIAL POSITION

     Total assets were $3.25 billion at June 30, 2005, an increase of $112.4 million, or 3.6 percent, compared to the March 31, 2005 balance of $3.14 billion, and an increase of $147.6 million, or 4.8 percent, compared to the December 31, 2004 balance of $3.10 billion.

     At June 30, 2005, net loans totaled $2.40 billion, an increase of $174.0 million, or 7.8 percent, from $2.23 billion at March 31, 2005. Real estate loans increased by $10.3 million to $934.8 million at June 30, 2005, compared to $924.5 at March 31, 2005. Commercial loans grew by $160.2 million to $1.41 billion at June 30, 2005, compared to $1.25 billion at March 31, 2005, consistent with the Company’s strategy to shift the mix of the loan portfolio from commercial real estate loans into commercial and industrial loans.

     The growth in total assets was funded by increases in customer deposits of $15.1 million, up 0.6 percent to $2.56 billion at June 30, 2005, compared to $2.54 billion at March 31, 2005. These rising balances were led by a $83.3 million increase in time deposits of $100,000 or more, partially offset by decreases in non-interest-bearing accounts of $12.4 million, down 1.6 percent to $757.5 million, other time deposits of $3.1 million, down 1.3 percent to $226.0 million, money market checking accounts of $47.6 million, down 8.4 percent to $518.9 million, and savings accounts of $5.1 million, down 3.5 percent to $141.4 million.

     The Company’s borrowings mostly take the form of advances from the Federal Home Loan Bank of San Francisco (“FHLB”). Advances from the FHLB were $100.7 million at June 30, 2005, compared to $66.3 million at March 31, 2005 and $66.4 million at December 31, 2004.

ASSET QUALITY

     Total non-performing assets, including accruing loans 90 days or more past due, non-accrual loans and other real estate owned (“OREO”) assets, decreased by $0.8 million to $6.1 million at June 30, 2005 from $6.9 million at March 31, 2005. Non-performing loans as a percentage of gross loans decreased to 0.25 percent at June 30, 2005 from 0.31 percent at March 31, 2005.

     At June 30, 2005, accruing loans 90 days or more past due were $409,000, down $91,000 from $500,000 at March 31, 2005. At June 30, 2005, non-accrual loans were $5.7 million, down $0.7 million from $6.4 million at March 31, 2005. There were no OREO assets at June 30, 2005 or March 31, 2005.

     At June 30, 2005, the allowance for loan losses was $22.0 million, and represented management’s best estimate of the amount needed to maintain an allowance that management believes should be sufficient to absorb probable loan losses inherent in its loan portfolio in conformity with generally accepted accounting principles. In addition, the Company maintained a liability for off-balance sheet exposure totaling $1.9 million at June 30, 2005 and March 31, 2005. The allowance for loan losses represented 0.91 percent of gross loans and 361.6 percent of non-performing loans at June 30, 2005. The comparable ratios were 1.00 percent of gross loans and 327.9 percent of non-performing loans at March 31, 2005.

ABOUT HANMI FINANCIAL CORPORATION

     Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 22 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.

FORWARD-LOOKING STATEMENTS

     This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: the Company’s or Bank’s inability to satisfy the requirements of any supervisory letters, agreements or understandings with their regulators, or inability to address any of the deficiencies described therein; further supervisory or enforcement actions of the Bank’s or Company’s regulators; general economic and business conditions in those areas in which the Company operates; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to the Company’s real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of the Company’s business; and changes in securities markets. In addition, Hanmi sets forth certain risks in its reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which could cause actual results to differ from those projected.

CONTACT

Hanmi Financial Corporation

Michael J. Winiarski
Chief Financial Officer
(213) 368-3200

Stephanie Yoon
Investor Relations
(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	June 30,	March 31,	%	December 31,	%
	2005	2005	Change	2004	Change
ASSETS
Cash and Cash Equivalents	$103,850	$158,841	(34.6)%	$127,164	(18.3)%
FRB and FHLB Stock	24,130	21,961	9.9%	21,961	9.9%
Investment Securities	411,841	423,889	(2.8)%	418,973	(1.7)%
Loans:
Loans, Net of Deferred Loan Fees	2,426,085	2,252,659	7.7%	2,257,544	7.5%
Allowance for Loan and Lease Losses	(22,049)	(22,621)	(2.5)%	(22,702)	(2.9)%

Net Loans	2,404,036	2,230,038	7.8%	2,234,842	7.6%

Customers’ Liability on Acceptances	10,154	4,776	112.6%	4,579	121.8%
Premises and Equipment, Net	20,557	20,728	(0.8)%	19,691	4.4%
Accrued Interest Receivable	12,105	11,432	5.9%	10,029	20.7%
Deferred Income Taxes	4,536	7,273	(37.6)%	5,009	(9.4)%
Servicing Asset	3,434	3,694	(7.0)%	3,846	(10.7)%
Goodwill	209,058	209,702	(0.3)%	209,643	(0.3)%
Core Deposit Intangible	10,031	10,744	(6.6)%	11,476	(12.6)%
Bank-Owned Life Insurance	22,283	22,073	1.0%	21,868	1.9%
Other Assets	15,777	14,208	11.0%	15,107	4.4%

Total Assets	$3,251,792	$3,139,359	3.6%	$3,104,188	4.8%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-Interest-Bearing	$757,482	$769,852	(1.6)%	$729,583	3.8%
Interest-Bearing	1,802,495	1,775,046	1.5%	1,799,224	0.2%

Total Deposits	2,559,977	2,544,898	0.6%	2,528,807	1.2%
Accrued Interest Payable	8,367	6,638	26.0%	7,100	17.8%
Acceptances Outstanding	10,154	4,776	112.6%	4,579	121.8%
Other Borrowed Funds	147,647	67,111	120.0%	69,293	113.1%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	18,411	25,080	(26.6)%	12,093	52.2%

Total Liabilities	2,826,962	2,730,909	3.5%	2,704,278	4.5%
Shareholders’ Equity	424,830	408,450	4.0%	399,910	6.2%

Total Liabilities and Shareholders’ Equity	$3,251,792	$3,139,359	3.6%	$3,104,188	4.8%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2005	2005	Change	2004	Change	2005	2004	Change
Interest Income	$47,507	$43,058	10.3%	$31,458	51.0%	$90,565	$53,456	69.4%
Interest Expense	13,462	11,347	18.6%	7,484	79.9%	24,809	12,654	96.1%

Net Interest Income Before Provision for Credit Losses	34,045	31,711	7.4%	23,974	42.0%	65,756	40,802	61.2%
Provision for Credit Losses	450	136	230.9%	850	(47.1)%	586	1,750	(66.5)%

Net Interest Income After Provision for Credit Losses	33,595	31,575	6.4%	23,124	45.3%	65,170	39,052	66.9%

Non-Interest Income:
Service Charges on Deposit Accounts	3,868	3,730	3.7%	3,524	9.8%	7,598	6,191	22.7%
Trade Finance Fees	1,036	945	9.6%	1,030	0.6%	1,981	1,835	8.0%
Remittance Fees	550	468	17.5%	436	26.1%	1,018	693	46.9%
Other Service Charges and Fees	789	730	8.1%	560	40.9%	1,519	821	85.0%
Bank-Owned Life Insurance Income	210	205	2.4%	183	14.8%	415	297	39.7%
Increase in Fair Value of Derivatives	370	419	(11.7)%	(57)	(749.1)%	789	23	3,330.4%
Other Income	554	621	(10.8)%	492	12.6%	1,175	741	58.6%
Gain on Sales of Loans	56	308	(81.8)%	833	(93.3)%	364	1,302	(72.0)%
Gain on Sales of Securities Available for Sale	14	82	(82.9)%	6	133.3%	96	9	966.7%

Total Non-Interest Income	7,447	7,508	(0.8)%	7,007	6.3%	14,955	11,912	25.5%

Non-Interest Expenses:
Salaries and Employee Benefits	8,545	9,167	(6.8)%	7,924	7.8%	17,712	13,574	30.5%
Occupancy and Equipment	2,171	2,231	(2.7)%	2,132	1.8%	4,402	3,517	25.2%
Data Processing	1,245	1,165	6.9%	1,064	17.0%	2,410	1,884	27.9%
Supplies and Communications	729	579	25.9%	621	17.4%	1,308	978	33.7%
Professional Fees	560	479	16.9%	613	(8.6)%	1,039	883	17.7%
Advertising and Promotional Expense	563	694	(18.9)%	878	(35.9)%	1,257	1,423	(11.7)%
Amortization of Core Deposit Intangible	714	732	(2.5)%	469	52.2%	1,446	499	189.8%
Decrease in Fair Value of Embedded Option	2	573	(99.7)%	—	—	575	—	—
Other Operating Expense	2,192	1,785	22.8%	2,333	(6.0)%	3,977	3,640	9.3%
Merger-Related Expenses	(509)	—	—	1,728	—	(509)	1,728	(129.5)%

Total Non-Interest Expenses	16,212	17,405	(6.9)%	17,762	(8.7)%	33,617	28,126	19.5%

Income Before Provision for Income Taxes	24,830	21,678	14.5%	12,369	100.7%	46,508	22,838	103.6%
Provision for Income Taxes	9,792	8,346	17.3%	4,824	103.0%	18,138	8,907	103.6%

NET INCOME	$15,038	$13,332	12.8%	$7,545	99.3%	$28,370	$13,931	103.6%

Earnings Per Share: (1)
Basic	$0.30	$0.27	11.1%	$0.18	66.7%	$0.57	$0.39	46.2%
Diluted	$0.30	$0.27	11.1%	$0.18	66.7%	$0.56	$0.39	43.6%
Weighted-Average Shares Outstanding: (1)
Basic	49,556,926	49,460,375	0.2%	42,157,546	17.6%	49,508,917	35,280,368	40.3%
Diluted	50,213,725	50,247,408	(0.1)%	42,843,712	17.2%	50,218,948	35,924,798	39.8%
Shares Outstanding at Period-End (1)	49,651,477	49,621,677	0.1%	48,876,034	1.6%	49,651,477	48,876,034	1.6%

(1)	2004 restated to reflect 100% stock dividend in January 2005.

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2005	2005	Change	2004	Change	2005	2004	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,334,803	$2,239,174	4.3%	$1,909,491	22.3%	$2,287,253	$1,592,785	43.6%
Average Interest-Earning Assets	2,793,143	2,736,771	2.1%	2,385,167	17.1%	2,765,114	2,034,382	35.9%
Average Total Assets	3,168,995	3,103,486	2.1%	2,669,930	18.7%	3,136,419	2,220,208	41.3%
Average Deposits	2,542,886	2,519,229	0.9%	2,120,450	19.9%	2,531,123	1,771,622	42.9%
Average Interest-Bearing Liabilities	1,960,987	1,926,399	1.8%	1,672,371	17.3%	1,943,789	1,424,531	36.5%
Average Shareholders’ Equity	416,465	406,067	2.6%	302,765	37.6%	411,270	224,489	83.2%
Average Tangible Shareholders’ Equity	197,080	185,222	6.4%	153,057	28.8%	191,159	148,620	28.6%
PERFORMANCE RATIOS: (Annualized)
Return on Average Assets	1.90%	1.74%		1.14%		1.82%	1.26%
Return on Average Shareholders’ Equity	14.48%	13.32%		10.02%		13.91%	12.48%
Return on Average Tangible Shareholders’ Equity	30.61%	29.19%		19.83%		29.93%	18.85%
Efficiency Ratio *	40.30%	44.38%		57.33%		42.28%	53.36%
Net Interest Margin	4.89%	4.70%		4.04%		4.80%	4.03%
ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$22,621	$22,702	(0.4)%	$12,396	82.5%	$22,702	$13,349	70.1%
Acquired in PUB Acquisition	—	—	—	10,566	—	—	10,566	—
Provision Charged to Operating Expense	450	—	—	435	—	450	1,335	—
Charge-Offs, Net of Recoveries	(1,022)	(81)	1,161.7%	211	(584.4)%	(1,103)	(1,642)	(32.8)%

Balance at the End of Period	$22,049	$22,621	(2.5)%	$23,608	(6.6)%	$22,049	$23,608	(6.6)%

Allowance for Loan Losses to Total Gross Loans	0.91%	1.00%		1.06%
Allowance for Loan Losses to Total Non-Performing Loans	361.6%	327.9%		281.4%
RESERVE FOR UNFUNDED LOAN COMMITMENTS:
Balance at the Beginning of Period	$1,936	$1,800	7.6%	$1,385	39.8%	$1,800	$1,385	30.0%
Provision Charged to Operating Expense	—	136	(100.0)%	415	(100.0)%	136	415	(67.2)%

Balance at the End of Period	$1,936	$1,936	—	$1,800	7.6%	$1,936	$1,800	7.6%

*	Excluding reversal of merger-related expenses totaling $509,000 for the three and six months ended June 30, 2005.

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	June 30,	March 31,	%	June 30,	%
	2005	2005	Change	2004	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$5,688	$6,398	(11.1)%	$8,066	(29.5)%
Loans 90 Days or More Past Due and Still Accruing	409	500	(18.2)%	325	25.8%

Total Non-Performing Loans	6,097	6,898	(11.6)%	8,391	(27.3)%
Real Estate Owned	—	—	—	—	—

Total Non-Performing Assets	$6,097	$6,898	(11.6)%	$8,391	(27.3)%

Total Non-Performing Loans/Total Gross Loans	0.25%	0.31%		0.38%
Total Non-Performing Assets/Total Assets	0.19%	0.22%		0.27%
Total Non-Performing Assets/Allowance for Loan Losses	27.7%	30.5%		35.5%
LOAN PORTFOLIO:
Real Estate Loans	$934,789	$924,517	1.1%	$1,022,649	(8.6)%
Commercial and Industrial Loans	1,408,468	1,248,223	12.8%	1,118,339	25.9%
Consumer Loans	87,287	84,527	3.3%	87,269	—

Total Gross Loans	2,430,544	2,257,267	7.7%	2,228,257	9.1%
Deferred Loan Fees	(4,459)	(4,608)	(3.2)%	(5,339)	(16.5)%
Allowance for Loan Losses	(22,049)	(22,621)	(2.5)%	(23,608)	(6.6)%

Loans Receivable, Net	$2,404,036	$2,230,038	7.8%	$2,199,310	9.3%

LOAN MIX:
Real Estate Loans	38.46%	40.96%		45.89%
Commercial and Industrial Loans	57.95%	55.30%		50.19%
Consumer Loans	3.59%	3.74%		3.92%

Total Gross Loans	100.00%	100.00%		100.00%

DEPOSIT PORTFOLIO:
Demand — Non-Interest-Bearing	$757,482	$769,852	(1.6)%	$763,163	(0.7)%
Money Market	518,893	566,525	(8.4)%	505,872	2.6%
Savings	141,440	146,566	(3.5)%	150,403	(6.0)%
Time Deposits of $100,000 or More	916,212	832,928	10.0%	648,238	41.3%
Other Time Deposits	225,950	229,027	(1.3)%	277,564	(18.6)%

Total Deposits	$2,559,977	$2,544,898	0.6%	$2,345,240	9.2%

DEPOSIT MIX:
Demand — Non-Interest-Bearing	29.59%	30.25%		32.54%
Money Market	20.27%	22.26%		21.57%
Savings	5.53%	5.76%		6.41%
Time Deposits of $100,000 or More	35.79%	32.73%		27.64%
Other Time Deposits	8.82%	9.00%		11.84%

Total Deposits	100.00%	100.00%		100.00%